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                                                                  EXHIBIT 23 (A)



                         INDEPENDENT AUDITOR'S CONSENT



    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-27591 of United States Surgical Corporation on Form S-3 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of United States Surgical Corporation and subsidiaries for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP



Stamford, Connecticut



March 17, 1998